UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K
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                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 16, 2007

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                               LANE CO. # 3, INC.
             (Exact name of registrant as specified in its charter)
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        Delaware                  000 - 51675                   20-3771425
    (State or other         (Commission File Number)          (IRS Employer
    jurisdiction of                                         Identification No.)
    incorporation)

                       333 Sandy Springs Circle, Suite 223
                                Atlanta, GA 30328
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (404) 257-9150
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                              263 Queens Grant Road
                            Fairfield, CT 06824-0341
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 5.02 Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory

      On April 16, 2007 David A. Rapaport was elected as a director, executive vice-president, secretary and general counsel. Mr. Rapaport has accepted such positions and has no understandings or agreements with the Company to receive any direct or indirect compensation or benefits, other than the reimbursement of ordinary and necessary business expenses.

      Mr. Rapaport is 64 years old. For more than the last 30 years Mr. Rapaport has specialized in capital formation for small to mid-size companies and has held various senior management positions (including chief executive officer) of several public companies, as described below. Since January 2006 Mr. Rapaport has served as a director, secretary and general counsel of Middle Kingdom Alliance Corp., which conducted an IPO in December 2006. Since February 1997 Mr. Rapaport has served as executive vice president and general counsel of High Capital Funding, LLC, a private investment fund, a promoter of Middle Kingdom Alliance Corp. From January 1996 to January 1997, Mr. Rapaport served as a consultant and general counsel to Myriad International, Inc., a development stage company involved in developing affordable housing in Peru. Mr. Rapaport served as executive vice president, general counsel and secretary of Conversion Industries, Inc., a publicly held merchant banking firm from August 1990 to December 1995. From 1975 to August 1990, Mr. Rapaport was an executive officer of National Patent Development Corporation, a diversified company with interests in growth technologies, technical training and engineering support, medical and health care, and consumer products distribution. During his tenure at National Patent, Mr. Rapaport also served as an officer and director of several of its publicly held subsidiaries, including, inter alia, General Physics Corporation
(GPX), Duratek Corporation (DRTK), and International Hydron Corporation. Mr. Rapaport is a graduate of the St. John's University School of Law (1966) and practiced corporate law in New York City from 1969 to 1975.

      On April 16, 2007 Fred A. Brasch was elected as chief financial officer and treasurer. Mr. Brasch has accepted such positions and has no understandings or agreements with the Company to received any direct or indirect compensation or benefits, other than the reimbursement of ordinary and necessary business expenses.

      Mr. Brasch is 49 years old. Mr. Brasch has over 25 years of executive management, finance, accounting, auditing, tax, information technology and human resources experience in a number of different industries. Mr. Brasch has served as the chief financial officer of Middle Kingdom Alliance Corp. since January 2006 and of High Capital Funding, LLC, a promoter of Middle Kingdom Alliance Corp, since January 2000. From February 1999 to December 1999 Mr. Brasch served as the temporary CFO of Clyde Bergemann, Inc., in Atlanta, Georgia. This company is a manufacturer of soot blowers used in the utility and wood pulp industries worldwide for cleaning major boiler systems. From July 1996 to January 1999, Mr. Brasch served as a sales and marketing consultant to ACI Financial Inc., an equipment leasing company in Atlanta, Georgia. In November 1989, Mr. Brasch joined AIOC, which was then a small commodities trading company in New York, as chief financial officer. In 1992 Mr. Brasch was appointed AIOC's chief operating officer, and together with its two major shareholders helped build AIOC into a global metals trader by 1995. During this time, Mr. Brasch aided the owners in starting a securities broker-dealer in Russia as well as three banks, one each in Ukraine, Kazakhstan and Uzbekistan. From September 1986 to November 1989 Mr. Brasch worked as an auditor for Deloitte & Touche in New York specializing in the banking and broker dealer industries. From March 1980 to May 1986 Mr. Brasch worked for Ernst & Young in South Africa and Sommer Ranching in Zimbabwe in various consulting and auditing capacities. Mr. Brasch is a CPA and a member of the Georgia Society of Certified Public Accountants. He is also actively involved in various community organizations in Atlanta, Georgia.


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                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                LANE CO. # 3, INC.

Date: April 16, 2007            By:    /s/ David A. Rapaport
                                      ------------------------------------------
                                Name:  David A. Rapaport
                                Title: Executive Vice President & Secretary